Exhibit 10.1

SECURITIZATION PROPERTY SERVICING AGREEMENT

by and between

SIGECO SECURITIZATION I, LLC

Issuer

and

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY d/b/a CenterPoint Energy Indiana South

Servicer

Dated as of June 29, 2023

i

ANNEXES, EXHIBITS AND SCHEDULES

Annex I – Servicing Procedures

Exhibit A – Form of Monthly Servicer’s Certificate
Exhibit B – Form of Semi-Annual Servicer’s Certificate
Exhibit C-1 – Form of Servicer’s Annual Compliance Certificate
Exhibit C-2 – Form of Certificate of Compliance

Schedule 4.01(a) – Expected Amortization Schedule

APPENDIX

Appendix A – Definitions and Rules of Construction

ii

This SECURIZATION PROPERTY SERVICING AGREEMENT (this “Agreement”), dated as of June 29, 2023, is between SIGECO Securitization I, LLC, a Delaware limited liability company (the “Issuer”), and SOUTHERN INDIANA GAS AND ELECTRIC COMPANY d/b/a CenterPoint Energy Indiana South, an Indiana corporation (“CEI South”), as the servicer of the Securitization Property (defined below) (together with each successor to CEI South in such capacity pursuant to Section 6.03 or Section 7.04, the “Servicer”), and acknowledged and accepted by U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Trustee”).

RECITALS

WHEREAS, pursuant to the Securitization Act and the Financing Order, CEI South, in its capacity as seller under the Sale Agreement (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing the Securitization Property created pursuant to the Securitization Act and the Financing Order;

WHEREAS, in connection with its ownership of the Securitization Property and in order to collect the associated Securitization Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the Indiana Commission and the Servicer desires to be so engaged;

WHEREAS, the Securitization Charges initially will be commingled with other funds collected by the Servicer; and

WHEREAS, the Financing Order calls for the Servicer to execute a servicing agreement with the Issuer pursuant to which the Servicer will be required, among other things, to impose and collect the Securitization Charges for the benefit and account of the Issuer, to obtain True-Up Adjustments from the Indiana Commission as required or allowed by the Financing Order, and to account for and remit the Securitization Charges to the Trustee on behalf and for the account of the Issuer in accordance with the remittance procedures contained hereunder without any deduction or surcharge of any kind.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01 DEFINITIONS AND RULES OF CONSTRUCTION. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Agreement as if set forth fully in this Agreement. Not all terms defined in Appendix A are used in this Agreement. The rules of construction set forth in Appendix A shall apply to this Agreement and are hereby incorporated by reference into this Agreement as if set forth fully in this Agreement.

ARTICLE II

APPOINTMENT AND AUTHORIZATION OF SERVICER

Section 2.01 APPOINTMENT OF THE SERVICER; ACCEPTANCE OF APPOINTMENT. The Issuer hereby appoints the Servicer, as an independent contractor, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

Section 2.02 AUTHORIZATION. With respect to all or any portion of the Securitization Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

(a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and

(b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in Proceedings of any kind with any Governmental Authorities, including with the Indiana Commission.

The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and other duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

Section 2.03 DOMINION AND CONTROL OVER SECURITIZATION PROPERTY. Notwithstanding any other provision contained herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Securitization Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of and custodian for the Issuer with respect to the Securitization Property and the Securitization Property Records. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer or the Trustee (on behalf of the Holders) in the Securitization Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III

ROLE OF THE SERVICER

Section 3.01 DUTIES OF THE SERVICER. The Servicer, as agent for the Issuer (to the extent provided herein), shall have the following duties:

(a) Duties of Servicer Generally. The Servicer’s duties in general shall include: management, servicing and administration of the Securitization Property; calculating electricity consumption, billing the Securitization Charges, collecting the Securitization Charges from Customers and remitting all collections in respect of the Securitization Property; responding to inquiries by Customers, the Indiana Commission, or any other Governmental Authority with respect to the Securitization Property or the Securitization Charges; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic and current reports to the Issuer, the Indiana Commission, the Trustee and the Rating Agencies; making all filings with the Indiana Commission and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Trustee’s first priority Lien on the Securitization Property and other portions of the Trust Estate; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Trustee’s Lien on all of the Trust Estate; selling, as the agent for the Issuer, defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Financing Order to be performed by it. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any applicable Indiana Commission Regulations, the Financing Order and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including without limitation, Regulation AB and Rule 17g-5, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I.

(b) Reporting Functions.

(i) Monthly Servicer’s Certificate. On or before the 25th calendar day of each month (or if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day), beginning with August 25, 2023, the Servicer shall prepare and deliver to the Issuer, the Trustee, the Indiana Commission and the Rating Agencies a written report substantially in the form of Exhibit A (a “Monthly Servicer’s Certificate”) setting forth certain information relating to the Securitization Charges collected and remitted by the Servicer during the Collection Period preceding such date; provided, however, that, for any month in which the Servicer is required to deliver a Semi-Annual Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.

(ii) Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Trustee, and the Rating Agencies in writing when it becomes aware of any Requirement of Law or Indiana Commission Regulations, orders or directions hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii) Other Information. Upon the reasonable request of the Issuer, the Trustee, the Indiana Commission or any Rating Agency, the Servicer shall provide to the Issuer, the Trustee, the Indiana Commission or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Securitization Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by applicable law to enable the Issuer, the Trustee, the Indiana Commission or such Rating Agency to review the performance by the Servicer hereunder; provided however, that any such request by the Trustee shall not create any obligation for the Trustee to monitor the performance of the Servicer. In addition, so long as any of the Securitization Bonds are outstanding, the Servicer shall provide to the Issuer, to the Indiana Commission and to the Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Securitization Charges applicable to each Securitization Customer Rate Class.

(iv) Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(c)(ii), the Annual Compliance Certificate described in Section 3.03(a), and the Annual Accountant’s Report described in Section 3.04(a). In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the U.S. federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (B) the Semi-Annual Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Issuer’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c) Opinions of Counsel.

The Servicer shall obtain on behalf of the Issuer and deliver to the Issuer and to the Trustee:

(i) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Secretary of State of the State of Indiana and all filings pursuant to the UCC, that are necessary under the UCC and the Securitization Act to perfect or maintain, as applicable, the Liens of the Trustee in the Securitization Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such Liens; and

(ii) within ninety (90) days after the beginning of each calendar year beginning with 2024, an Opinion of Counsel, which counsel may be an employee of or counsel to the Issuer or the Servicer and which shall be reasonably satisfactory to the Trustee, or, in the Trustee’s sole judgment, external counsel of the Issuer, dated as of a date during such 90-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Secretary of State of the State of Indiana and all filings pursuant to the UCC, have been authorized, executed and filed that are necessary under the UCC and the Securitization Act to maintain the Liens of the Trustee in the Trust Estate, including the Securitization Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in Section 3.01(c)(i) or Section 3.01(c)(ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect or maintain, as applicable, such interest or Lien.

Section 3.02 SERVICING AND MAINTENANCE STANDARDS. The Servicer will monitor payments and impose collection policies on Customers, as permitted under the Financing Order and the applicable Indiana Commission Regulations. On behalf of the Issuer, the Servicer shall:

(a) manage, service, administer, bill, charge, collect, receive and remit collections in respect of the Securitization Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable Indiana Commission Regulations, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others;

(b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric transmission and distribution industry;

(c) calculate the Securitization Charges in compliance with the Securitization Act, the Financing Order and any applicable tariffs;

(d) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Securitization Property and to impose, collect and receive the Securitization Charges;

(e) comply with all Requirements of Law, including all applicable Indiana Commission Regulations, applicable to and binding on it relating to the Securitization Property;

(f) file all reports with the Indiana Commission required by the Financing Order;

(g) petition the Indiana Commission for adjustments to the Securitization Charges that the Servicer determines to be necessary in accordance with the Financing Order;

(h) file and maintain the effectiveness of UCC financing statements filed with the Secretary of State of the State of Indiana with respect to the property transferred under the Sale Agreement; and

(i) take such other action on behalf of the Issuer to ensure that the Lien of the Trustee on the Trust Estate remains perfected and of first priority except where the failure to comply with any of the foregoing would not materially and adversely affect the Issuer’s or the Trustee’s respective interests in the Securitization Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Securitization Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

Section 3.03 ANNUAL REPORTS ON COMPLIANCE WITH REGULATION AB.

(a) The Servicer shall deliver to the Issuer, the Trustee and the Rating Agencies, on or before March 31 of each year, beginning March 31, 2024, to and including the March 31 succeeding the Final Maturity Date of the Securitization Bonds, certificates from a Responsible Officer of the Servicer (A) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Annual Compliance Certificate”) which may be in the form of, or shall include the form attached hereto as Exhibit C-1, and (B) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Certificate of Compliance”) which may be in the form of, or shall include the form attached hereto as Exhibit C-2 hereto, in each case with such changes as may be required to conform to applicable U.S. federal securities law.

(b) The Servicer shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 (or any successor or similar items or rule) or Item 1123 (or any successor or similar items or rule) of Regulation AB to the extent required in connection with the filing of the Issuer’s annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c) The initial Servicer, in its capacity as Sponsor, shall post on its or its parent company’s website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Sponsor.

(d) Except to the extent permitted by applicable law, the Issuer, shall not voluntarily suspend or terminate its filing obligations under Section 13 or Section 15(d) of the Exchange Act as an issuing entity with the SEC.

Section 3.04 ANNUAL REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM REPORT.

(a) The Servicer shall cause a registered independent public accounting firm (which may also provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Trustee, the Indiana Commission and the Rating Agencies on or before the earlier of (i) March 31 of each year, beginning March 31, 2024, to and including the March 31 succeeding the retirement of all Securitization Bonds, or (ii) with respect to each calendar year during which the Issuer’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the Issuer’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”), which may be included as part of the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding calendar year ended December 31 (or, in the case of the first Annual Accountant’s Report, to be delivered on or before March 31, 2024, the period of time from the date of this Agreement until December 31, 2023), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, identifying the results of such procedures and including any exceptions noted. In the event that such accounting firm requires the Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

(b) The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the rules of the Public Company Accounting Oversight Board and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect. The costs of the Annual Accountant’s Report shall be reimbursable as an Operating Expense under the Indenture.

ARTICLE IV

SERVICES RELATED TO TRUE-UP ADJUSTMENTS

Section 4.01 TRUE-UP ADJUSTMENTS. From time to time, until the retirement of the Securitization Bonds, the Servicer shall identify the need for Annual True-Up Adjustments, and Interim True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a) Expected Amortization Schedule. The Expected Amortization Schedule for the Securitization Bonds is attached hereto as Schedule 4.01(a).

(b) True-Up Adjustments.

(i) Annual True-Up Adjustments and Filings. At least annually, and at least every three months beginning twelve months prior to the Scheduled Final Payment Date for the latest maturing tranche of the Securitization Bonds, the Servicer shall provide, calculate and submit to the Indiana Commission the information set forth in Appendix F to CEI South’s approved Tariff (Securitization of Coal Plants) (the “Tariff”) and in doing so shall: (A) update the data and assumptions underlying the calculation of the Securitization Charges, including projected electricity consumption during the next two Payment Periods for each Securitization Customer Rate Class and write-offs; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next two Payment Periods based on such updated data and assumptions; (C) determine the Securitization Charges to be allocated to each Securitization Customer Rate Class during the next two Payment Periods based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and any other tariffs filed pursuant thereto; (D) make all required public notices and other filings with the Indiana Commission to reflect the revised Securitization Charges; and (E) take all reasonable actions and make all reasonable efforts to effect such Annual True-Up Adjustment and to enforce the provisions of the Securitization Act and the Financing Order.

(ii) Interim True-Up Adjustments and Filings. At least monthly, the Servicer shall: (A) review, and update as appropriate, the data and assumptions underlying the calculation of the Securitization Charges, including projected electricity consumption during the next two Payment Periods for each Securitization Customer Rate Class and the rate of delinquencies and write-offs; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next two Payment Periods based on such updated data and assumptions; and (C) based upon such updated data and requirements, project whether existing and projected Securitization Charge Collections together with available fund balances in the Excess Funds Subaccount, will be sufficient (x) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Outstanding tranche of Securitization Bonds during such Payment Periods, (y) to pay other Ongoing Financing Costs on a timely basis and (z) to maintain the Capital Subaccount at the Required Capital Amount. If the Servicer determines that Securitization Charges will not be sufficient for such purposes, the Servicer shall: (1) determine the Securitization Charges to be allocated to each Securitization Customer Rate Class during the next two Payment Periods based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and other tariffs filed pursuant thereto; (2) make all required public notices and other filings with the Indiana Commission to reflect the revised Securitization Charges; and (3) take all reasonable actions and make all reasonable efforts to effect such Interim True-Up Adjustment and to enforce the provisions of the Securitization Act and the Financing Order.

(iii) True-Up Letter Filings. Each Amendatory Schedule filed in connection with an Annual True-Up Adjustment and/or Interim True-Up Adjustment shall be filed, substantially in the form attached to the Financing Order as Appendix C. Each Annual True-Up Letter shall be filed no later than 45 days prior to the first billing cycle of the month in which the Securitization Charges will go into effect. Any Amendatory Schedule relating to an Interim True-Up Adjustment shall be filed no less than 45 days prior to the proposed effective date of the applicable Tariff.

(iv) The Servicer shall calculate all True-Up Adjustments in accordance with the step-by-step process set forth on page 58 of the Financing Order.

(c) Reports.

(i) Notification of Amendatory Schedule Filings and True-Up Adjustments. Whenever the Servicer files an Amendatory Schedule with the Indiana Commission or implements revised Securitization Charges with notice to the Indiana Commission without filing an Amendatory Schedule, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents that, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Amendatory Schedule or notice) to the Issuer, the Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Securitization Charges are not implemented and effective on the applicable date set forth therein, the Servicer shall notify the Issuer, the Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii) Semi-Annual Servicer’s Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report (the “Semi-Annual Servicer’s Certificate”) to the Issuer, the Trustee, the Indiana Commission and the Rating Agencies, which shall include the information in Exhibit B as to the Securitization Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable.

(iii) Servicer Certificate. In the event the Servicer, on behalf of the Issuer, shall request that the Trustee make a distribution from the Collection Account for the purposes set forth in Section 8.2(e)(i), (e)(ii) or (e)(iii) of the Indenture on a date that is not a Payment Date or Special Payment Date, the Servicer shall deliver a written report to the Issuer, the Indiana Commission and the Trustee substantially in the form of the Semi-Annual Servicer Certificate (the “Servicer Certificate”), provided that only the information pertinent to the requested distribution shall require to be included in such written report.

(iv) Reports to Customers.

(A) After each revised Securitization Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable Indiana Commission Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Securitization Charges.

(B) The Servicer shall comply with the requirements of the Financing Order and Tariff with respect to the identification of Securitization Charges on Bills.

(C) The Servicer shall pay all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs as the same may increase or decrease from time to time.

Section 4.02 LIMITATION OF LIABILITY

(a) The Issuer and the Servicer expressly agree and acknowledge that:

(i) In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent of the Issuer hereunder.

(ii) None of the Servicer, the Issuer or the Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the Securitization Property or the True-Up Adjustments), by the Indiana Commission in any way related to the Securitization Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment or the approval of any revised Securitization Charges and the scheduled adjustments thereto.

(iii) Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Securitization Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding projected electricity consumption and the Average Days Outstanding, write-offs and estimated expenses and fees of the Issuer so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Securitization Bond generally, except only to the extent that the same is caused by the Servicer’s gross negligence, willful misconduct or bad faith.

(b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

ARTICLE V

THE SECURITIZATION PROPERTY

Section 5.01 CUSTODY OF SECURITIZATION RECORDS. To assure uniform quality in servicing the Securitization Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the Securitization Property, including copies of the Financing Order and Amendatory Schedules relating thereto and all documents filed with the Indiana Commission in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Securitization Property Records”), which are hereby constructively delivered to the Trustee, as pledgee of the Issuer with respect to all Securitization Property.

Section 5.02 DUTIES OF SERVICER AS CUSTODIAN.

(a) Safekeeping. The Servicer shall hold the Securitization Property Records on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Securitization Property Records as shall enable the Issuer and the Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Trustee, the Indiana Commission and the Rating Agencies any material failure on its part to hold the Securitization Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the Securitization Property Records. The Servicer’s duties to hold the Securitization

Property Records set forth in this Section 5.02, to the extent the Securitization Property Records have not been previously transferred to a successor Servicer pursuant to ARTICLE VII, shall terminate one (1) year and one (1) day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with ARTICLE VII and (ii) the first date on which no Securitization Bonds are Outstanding.

(b) Maintenance and Access to Records. The Servicer shall maintain the Securitization Property Records at 1111 Louisiana Street, Houston, Texas 77002, or at such other office as shall be specified to the Issuer, to the Indiana Commission and to the Trustee by written notice at least thirty (30) days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer, the Indiana Commission and the Trustee or their respective duly authorized representatives, attorneys or auditors the Securitization Property Records at such times during normal business hours as the Issuer, the Indiana Commission or the Trustee shall reasonably request and that do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Indiana Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c) Release of Documents. Upon instruction from the Trustee in accordance with the Indenture, the Servicer shall release any Securitization Property Records to the Trustee, the Trustee’s agent or the Trustee’s designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any Indiana Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d) Litigation to Defend Securitization Property. To the extent not undertaken by the Seller pursuant to Section 4.08 of the Sale Agreement, the Servicer shall negotiate for the retention of legal counsel and such other experts as may be needed to institute and maintain any action or proceeding, on behalf of and in the name of the Issuer, reasonably necessary to compel performance by the Indiana Commission or the State of Indiana of any of their obligations or duties under the Securitization Act and the Financing Order, and the Servicer agrees to assist the Issuer and its legal counsel in taking such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Act or the Financing Order, or the rights of Holders by legislative enactment, constitutional amendment or other means that would be adverse to Holders. The costs of any such action shall be payable as an Operating Expense from Securitization Charges as an Ongoing Financing Cost (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the priorities set forth in Section 8.02(e) of the Indenture. The Servicer’s obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02 of the Indenture and any supplemental indenture may be delayed;

provided, that, the Servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with Section 8.02 of the Indenture, and is not required to advance its own funds to satisfy these obligations.

Section 5.03 CUSTODIAN’S INDEMNIFICATION. THE SERVICER AS CUSTODIAN SHALL INDEMNIFY THE ISSUER, THE MANAGERS AND THE TRUSTEE (FOR ITSELF AND FOR THE BENEFIT OF THE HOLDERS) AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PAYMENTS AND CLAIMS, AND REASONABLE COSTS OR EXPENSES, OF ANY KIND WHATSOEVER, INCLUDING REASONABLE OUT-OF-POCKET FEES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) OF INVESTIGATION AND LITIGATION AND ENFORCING THE SERVICER’S INDEMNIFICATION OBLIGATIONS HEREUNDER (COLLECTIVELY, “INDEMNIFIED LOSSES”) THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST EACH SUCH PERSON AS THE RESULT OF ANY GROSSLY NEGLIGENT ACT OR OMISSION IN ANY WAY RELATING TO THE MAINTENANCE AND CUSTODY BY THE SERVICER, AS CUSTODIAN, OF THE SECURITIZATION PROPERTY RECORDS; PROVIDED, HOWEVER, THAT THE SERVICER SHALL NOT BE LIABLE FOR ANY PORTION OF ANY SUCH AMOUNT RESULTING FROM THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE ISSUER, THE MANAGERS OR THE TRUSTEE, AS THE CASE MAY BE.

INDEMNIFICATION UNDER THIS SECTION 5.03 SHALL SURVIVE RESIGNATION OR REMOVAL OF THE TRUSTEE OR ANY INDEPENDENT MANAGER AND THE TERMINATION OF THIS AGREEMENT.

Section 5.04 EFFECTIVE PERIOD AND TERMINATION. The Servicer’s appointment as custodian shall become effective as of the date of this Agreement and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one (1) year and one (1) day after the date on which no Securitization Bonds are Outstanding.

ARTICLE VI

THE SERVICER

Section 6.01 REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer makes the following representations and warranties as of the date of this Agreement, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer has relied in acquiring the Securitization Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of the Securitization Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

(a) Organization and Existence. The Servicer is a corporation duly organized and validly existing under the laws of the State of Indiana, with the requisite power and authority to own its properties, to conduct its business as such business is presently conducted and to execute, deliver and carry out the terms of this Agreement and has the requisite power, authority and legal right to service the Securitization Property and to hold the Securitization Property Records as custodian.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which it is required to do so (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or adversely affect the servicing of the Securitization Property).

(c) Power and Authority. The execution, delivery and performance of the terms of this Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a Proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement (to the extent applicable to the Servicer’s responsibilities thereunder) and the fulfillment of the terms will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a material default under, the Servicer’s organizational documents or any material indenture or any material agreement to which the Servicer is a party or by which it or any of its property is bound or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such agreement (other than any Lien that may be granted in favor of the Trustee for the benefit of the Holders under the Basic Documents pursuant to Indiana Code § 8-1-40.5-15), or violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f) Approvals. No governmental approvals, authorizations, consents, orders or other actions or filings with any Governmental Authority are required for the Servicer to execute, deliver and perform its obligations under this Agreement except those that have previously been obtained or made, those that are required to be made by the Servicer in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any financing statements.

(g) No Proceedings. There are no Proceedings pending or, to the Servicer’s knowledge, threatened before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person:

(i) asserting the invalidity of this Agreement or any of the other Basic Documents;

(ii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement, any of the other Basic Documents or the Securitization Bonds;

(iii) relating to the Servicer and which might materially and adversely affect the federal income tax or State income, gross receipts or franchise tax attributes of the Securitization Bonds; or

(iv) seeking to prevent the issuance of the Securitization Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents.

(h) Reports and Certificates. Each report and certificate delivered in connection with any filing made with the Indiana Commission by the Servicer on behalf of the Issuer with respect to the Securitization Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects, and to the extent that such report or certificate is based upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

The Servicer, the Trustee and the Issuer are not responsible as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings with the Indiana Commission required by this Agreement in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the Securitization Property or the True-Up Adjustments), by the Indiana Commission in any way related to the Securitization Property or in connection with any True-Up Adjustment, the subject of any such filings, any proposed True-Up Adjustment or the approval of any revised Securitization Charges and the scheduled adjustments thereto. Except to the extent that the Servicer otherwise is liable under the provisions of this Agreement, the Servicer shall have no liability whatsoever relating to the calculation of any revised Securitization Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculations, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any person or entity, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Securitization Bond generally.

Section 6.02 INDEMNITIES OF THE SERVICER; RELEASE OF CLAIMS.

(a) THE SERVICER SHALL BE LIABLE IN ACCORDANCE HEREWITH ONLY TO THE EXTENT OF THE OBLIGATIONS SPECIFICALLY UNDERTAKEN BY THE SERVICER UNDER THIS AGREEMENT.

(b) THE SERVICER SHALL INDEMNIFY THE ISSUER, THE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE HOLDERS) AND ANY INDEPENDENT MANAGER AND EACH OF THEIR RESPECTIVE TRUSTEES, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL INDEMNIFIED LOSSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF:

(i) THE SERVICER’S WILLFUL MISCONDUCT, BAD FAITH OR GROSS NEGLIGENCE IN THE PERFORMANCE OF ITS DUTIES OR OBSERVANCE OF ITS COVENANTS UNDER THIS AGREEMENT OR THE SERVICER’S RECKLESS DISREGARD OF ITS OBLIGATIONS AND DUTIES UNDER THIS AGREEMENT;

(ii) THE SERVICER’S MATERIAL BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT THAT RESULTS IN A SERVICER DEFAULT; OR

(iii) LITIGATION AND RELATED EXPENSES RELATING TO THE SERVICER’S STATUS AND OBLIGATIONS AS SERVICER (OTHER THAN ANY PROCEEDING THE SERVICER IS REQUIRED TO INSTITUTE UNDER THIS AGREEMENT);

PROVIDED, HOWEVER, THAT THE SERVICER SHALL NOT BE LIABLE FOR ANY INDEMNIFIED LOSSES RESULTING FROM THE BAD FAITH, WILLFUL MISCONDUCT OR NEGLIGENCE OF ANY PERSON INDEMNIFIED PURSUANT TO THIS SECTION 6.02 (EACH, AN “INDEMNIFIED PERSON”) OR RESULTING FROM A BREACH OF A REPRESENTATION OR WARRANTY MADE BY SUCH INDEMNIFIED PERSON TO THE SERVICER IN ANY BASIC DOCUMENT THAT GIVES RISE TO THE SERVICER’S BREACH.

(c) PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PERSON OF WRITTEN NOTICE OF ITS INVOLVEMENT IN ANY ACTION, PROCEEDING OR INVESTIGATION, SUCH INDEMNIFIED PERSON SHALL, IF A CLAIM FOR INDEMNIFICATION IN RESPECT THEREOF IS TO BE MADE AGAINST THE SERVICER UNDER THIS SECTION 6.02, NOTIFY THE SERVICER IN WRITING OF SUCH INVOLVEMENT. FAILURE BY AN INDEMNIFIED PERSON TO SO NOTIFY THE SERVICER SHALL RELIEVE

THE SERVICER FROM THE OBLIGATION TO INDEMNIFY AND HOLD HARMLESS SUCH INDEMNIFIED PERSON UNDER THIS SECTION 6.02 ONLY TO THE EXTENT THAT THE SERVICER SUFFERS ACTUAL PREJUDICE AS DETERMINED BY A COURT OF COMPETENT JURISDICTION AS A RESULT OF SUCH FAILURE. WITH RESPECT TO ANY ACTION, PROCEEDING OR INVESTIGATION BROUGHT BY A THIRD PARTY FOR WHICH INDEMNIFICATION MAY BE SOUGHT BY AN INDEMNIFIED PERSON UNDER THIS SECTION 6.02, THE SERVICER SHALL BE ENTITLED TO ASSUME THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION UNLESS (X) SUCH ACTION, PROCEEDING OR INVESTIGATION EXPOSES THE INDEMNIFIED PERSON TO A RISK OF CRIMINAL LIABILITY OR FORFEITURE, (Y) THE SERVICER AND SUCH INDEMNIFIED PERSON HAVE A CONFLICT OF INTEREST IN THEIR RESPECTIVE DEFENSES OF SUCH ACTION, PROCEEDING OR INVESTIGATION OR (Z) THERE EXISTS AT THE TIME THE SERVICER WOULD ASSUME SUCH DEFENSE AN ONGOING SERVICER DEFAULT. UPON ASSUMPTION BY THE SERVICER OF THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION, THE INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO PARTICIPATE IN SUCH ACTION OR PROCEEDING AND TO RETAIN ITS OWN COUNSEL (INCLUDING LOCAL COUNSEL), AND THE SERVICER SHALL BEAR THE REASONABLE FEES, COSTS AND EXPENSES OF SUCH SEPARATE COUNSEL. THE INDEMNIFIED PERSON SHALL NOT SETTLE OR COMPROMISE OR CONSENT TO THE ENTRY OF ANY JUDGMENT WITH RESPECT TO ANY PENDING OR THREATENED CLAIM, ACTION, SUIT OR PROCEEDING IN RESPECT OF WHICH INDEMNIFICATION MAY BE SOUGHT UNDER THIS SECTION 6.02 (WHETHER OR NOT THE SERVICER IS AN ACTUAL OR POTENTIAL PARTY TO SUCH CLAIM OR ACTION) UNLESS THE SERVICER AGREES IN WRITING TO SUCH SETTLEMENT, COMPROMISE OR CONSENT AND SUCH SETTLEMENT, COMPROMISE OR CONSENT INCLUDES AN UNCONDITIONAL RELEASE OF THE SERVICER FROM ALL LIABILITY ARISING OUT OF SUCH CLAIM, ACTION, SUIT OR PROCEEDING.

(d) THE SERVICER SHALL INDEMNIFY THE TRUSTEE AND ITS RESPECTIVE TRUSTEES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL INDEMNIFIED LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF THE ACCEPTANCE OR PERFORMANCE OF THE TRUSTS AND DUTIES CONTAINED HEREIN AND IN THE INDENTURE, EXCEPT TO THE EXTENT THAT ANY SUCH LOSS (I) SHALL BE DUE TO THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE TRUSTEE OR (II) SHALL ARISE FROM THE TRUSTEE’S BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES SET FORTH IN THE INDENTURE; PROVIDED, HOWEVER, THAT THE FOREGOING INDEMNITY IS EXTENDED TO THE TRUSTEE SOLELY IN ITS INDIVIDUAL CAPACITY AND NOT FOR THE BENEFIT OF THE HOLDERS OR ANY OTHER PERSON. SUCH AMOUNTS WITH RESPECT TO THE TRUSTEE SHALL BE DEPOSITED AND DISTRIBUTED IN ACCORDANCE WITH THE INDENTURE.

(e) THE SERVICER’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.02(b) AND SECTION 6.02(d) FOR EVENTS OCCURRING PRIOR TO THE REMOVAL OR RESIGNATION OF THE TRUSTEE OR ANY INDEPENDENT MANAGER OR THE TERMINATION OF THIS AGREEMENT SHALL SURVIVE THE RESIGNATION OR REMOVAL OF THE TRUSTEE, ANY INDEPENDENT MANAGER OR THE TERMINATION OF THIS AGREEMENT. INDEMNIFICATION UNDER THIS SECTION 6.02 SHALL SURVIVE ANY REPEAL OF, MODIFICATION OF, OR SUPPLEMENT TO, OR JUDICIAL INVALIDATION OF, THE SECURITIZATION ACT OR ANY FINANCING ORDER.

(f) EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR THE OTHER BASIC DOCUMENTS (INCLUDING THE SERVICER’S CLAIMS WITH RESPECT TO THE SERVICING FEES AND EXPENSE REIMBURSEMENT AND THE SELLER’S CLAIM FOR PAYMENT OF THE PURCHASE PRICE OF THE SECURITIZATION PROPERTY), THE SERVICER HEREBY RELEASES AND DISCHARGES THE ISSUER (INCLUDING ITS MEMBERS, MANAGERS, EMPLOYEES AND AGENTS, IF ANY), ANY INDEPENDENT MANAGER, AND THE TRUSTEE (INCLUDING ITS RESPECTIVE OFFICERS, DIRECTORS AND AGENTS) (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS WHATSOEVER, WHICH THE SERVICER, IN ITS CAPACITY AS SERVICER OR OTHERWISE, SHALL OR MAY HAVE AGAINST ANY SUCH PERSON RELATING TO THE SECURITIZATION PROPERTY OR THE SERVICER’S ACTIVITIES WITH RESPECT THERETO OTHER THAN ANY ACTIONS, CLAIMS AND DEMANDS ARISING OUT OF THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE RELEASED PARTIES.

(g) THE SERVICER AND THE ISSUER HEREBY ACKNOWLEDGE THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE TRUSTEE IS A THIRD-PARTY BENEFICIARY OF THIS SECTION 6.02 AND IS ENTITLED TO THE BENEFITS OF THE INDEMNITY FROM THE SERVICER CONTAINED HEREIN AND TO BRING ANY ACTION TO ENFORCE SUCH INDEMNIFICATION DIRECTLY AGAINST THE SERVICER.

(h) THE SERVICER SHALL INDEMNIFY THE INDIANA COMMISSION (FOR THE BENEFIT OF CUSTOMERS), THE ISSUER, THE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE HOLDERS), AND EACH OF THEIR RESPECTIVE TRUSTEES, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL INDEMNIFIED LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF ANY INCREASE IN THE SERVICING FEE THAT BECOMES PAYABLE PURSUANT TO

SECTION 6.07(b) OF THIS AGREEMENT AS A RESULT OF A DEFAULT RESULTING FROM THE SERVICER’S MISCONDUCT, GROSS NEGLIGENCE IN PERFORMANCE OF ITS DUTIES OR OBSERVANCE OF ITS COVENANTS UNDER THIS AGREEMENT OR TERMINATION FOR CAUSE OF CEI SOUTH OR AN AFFILIATE SERVICER. THE INDEMNIFICATION OBLIGATION SET FORTH IN THIS PARAGRAPH MAY BE ENFORCED BY THE INDIANA COMMISSION BUT IS NOT ENFORCEABLE BY ANY THIRD-PARTY COLLECTOR OR ANY CUSTOMER. ANY INDEMNITY PAYMENTS UNDER THIS PARAGRAPH FOR THE BENEFIT OF CUSTOMERS SHALL BE REMITTED TO THE TRUSTEE PROMPTLY FOR DEPOSIT INTO THE COLLECTION ACCOUNT.

Section 6.03 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. Any Person:

(a) into which the Servicer may be merged, converted or consolidated and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the Indiana Commission designates in connection with an order relating to such split),

(b) which results from the division of the Servicer into two or more Persons and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the Indiana Commission designates in connection with an order relating to such split),

(c) which may result from any merger, conversion or consolidation to which the Servicer shall be a party and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the Indiana Commission designates in connection with an order relating to such split),

(d) which may purchase or otherwise succeed to the properties and assets of the Servicer substantially as a whole and which purchases or otherwise succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the Indiana Commission designates in connection with an order relating to such split), or

(e) which may otherwise purchase or succeed to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the Indiana Commission designates in connection with an order relating to such split), which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement and undertake to collect, account and remit amounts in respect of the Securitization Charges from Customers for the benefit and account of the Issuer (or its financing party), shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

(i) immediately after giving effect to such transaction, the representations and warranties made pursuant to Section 6.01 shall be true and correct and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

(ii) the Servicer shall have delivered to the Issuer, the Rating Agencies, the Indiana Commission and the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conversion, division or succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

(iii) the Servicer shall have delivered to the Issuer, the Rating Agencies, the Indiana Commission and the Trustee an Opinion of Counsel either:

(A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Indiana Commission pursuant to the Securitization Act and the UCC, that are necessary fully to preserve and protect the interests of each of the Issuer and the Trustee in the Securitization Property have been executed and filed and are in full force and effect, and reciting the details of such filings, or

(B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests;

(iv) the Rating Agencies shall have received prior written notice of such transaction; and

(v) the Servicer shall have delivered to the Issuer, the Indiana Commission, the Trustee and the Rating Agencies an opinion of independent tax counsel (as selected by, and in form and substance satisfactory to, the Servicer, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such transaction will not result in a material adverse U.S. federal income tax consequence to the Issuer or the Holders.

The Servicer shall not consummate any transaction referred to in clauses (a), (b), (c), (d) or (e) above except upon execution of the above-described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor to the Servicer in accordance with the terms of this Section 6.03, then, upon the satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all of its obligations hereunder.

Section 6.04 ASSIGNMENT OF THE SERVICER’S OBLIGATIONS. The Servicer will not voluntarily assign or outsource its obligations hereunder except with the Indiana Commission’s prior approval and upon a demonstration that the costs under an alternative arrangement will be no more than if the Servicer continued to perform such services itself, or the assignment or outsourcing is to another Affiliate that will provide such services at the same or lower cost than if the Servicer continued to perform such services itself, or the assignment or outsourcing is to a successor entity to the Servicer as the result of a merger or other restructuring that assumes the Servicer’s responsibilities as the servicer and administrator.

Section 6.05 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. Except as otherwise provided in this Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer, its managers, the Holders, the Trustee or any other Person, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

Except as provided in this Agreement (including Section 5.02), the Servicer shall not be under any obligation to appear in, prosecute or defend any Proceeding that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any reasonable action that is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Holders under this Agreement. The Servicer’s costs and expenses incurred in connection with any such Proceeding shall be payable from the Collection Account as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with Section 8.02(e) of the Indenture. The Servicer’s obligations pursuant to this Section 6.05 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

Section 6.06 CEI SOUTH NOT TO RESIGN AS SERVICER. Subject to Section 6.03 and Section 6.04, CEI South shall not resign from the obligations and duties imposed on it as Servicer under this Agreement unless the Servicer delivers to the Issuer, the Trustee, the Indiana Commission and each Rating Agency written notice of such resignation at the earliest practicable time and, concurrently therewith or promptly thereafter, an opinion of Independent legal counsel that the Servicer’s performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a Successor Servicer shall have assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 7.04.

Section 6.07 SERVICING COMPENSATION.

(a) The Issuer agrees to pay the Servicer on each Payment Date, solely to the extent amounts are available therefor in accordance with the Indenture, the Servicing Fee with respect to the Securitization Bonds. For so long as:

(i) CEI South or one of its Affiliates is the Servicer,

(ii) a successor to CEI South or one of its Affiliates is the Servicer due to the operation of the provisions of Section 6.03, or

(iii) any Person is the Successor Servicer hereunder pursuant to the provisions of Section 6.03 if the predecessor Servicer was CEI South or one of its Affiliates,

the amount of the Servicing Fee paid to the Servicer annually shall equal 0.05 % of the Securitization Bond Balance on the date of this Agreement and shall be prorated based on the fraction of a calendar year during which the Servicer provides any of the services set forth in this Agreement.

(b) In the event that a Successor Servicer not an Affiliate of CEI South is appointed in accordance with Section 7.04, the amount of Servicing Fee paid to the Servicer annually shall be agreed upon by the Successor Servicer and the Trustee but shall in no event exceed 0.60% of the Securitization Bond Balance on the date of this Agreement without the consent of the Indiana Commission and shall be prorated based on the fraction of a calendar year during which the Successor Servicer provides any of the services set forth in this Agreement.

(c) In addition, the Servicer shall be entitled to be reimbursed by the Issuer for filing fees and fees and expenses for attorneys, accountants, printing or other professional services retained by the Issuer and paid for by the Servicer (or procured by the Servicer on behalf of the Issuer and paid for by the Servicer) to meet the Issuer’s obligations under the Basic Documents (“Reimbursable Expenses”). Except for such Reimbursable Expenses, the Servicer shall be required to pay all other costs and expenses incurred by the Servicer in performing its activities hereunder (but, for the avoidance of doubt, excluding any such costs and expenses incurred by CEI South in its capacity as Administrator).

(d) The Servicing Fee set forth in Section 6.07(a) shall be paid to the Servicer by the Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date shall be added to the Servicing Fee payable on the subsequent Payment Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be paid solely to the extent funds are available. The Servicing Fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the Securitization Bonds.

(e) The Servicer and the Issuer acknowledge and agree that the Servicer’s actual collections of Securitization Charges on some days might exceed the Servicer’s deemed collections, and that the Servicer’s actual collections of Securitization Charges on other days might be less than the Servicer’s deemed collections. The Servicer and the Issuer further acknowledge and agree that the amount of these variances are likely to be small and are not likely to be biased in favor of over-remittances or under-remittances. Consequently, so long as the Servicer faithfully makes all daily remittances based on Average Days Outstanding, as provided for herein, the Servicer and the Issuer agree that no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances.

(f) The foregoing fees set forth in this Section 6.07 constitute a fair and reasonable price for the obligations to be performed by the Servicer. The Servicer shall have indemnification obligations for an increased Servicing Fee under certain circumstances, in accordance with Section 6.02(h).

Section 6.08 COMPLIANCE WITH APPLICABLE LAW. The Servicer covenants and agrees, in servicing the Securitization Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Securitization Property the noncompliance with which would have a material adverse effect on the value of the Securitization Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures. It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer and that, if the Servicer advances such payments to the Rating Agencies, the Issuer shall reimburse the Servicer for any such advances.

Section 6.09 ACCESS TO CERTAIN RECORDS AND INFORMATION REGARDING SECURITIZATION PROPERTY. The Servicer shall provide to the Trustee access to the Securitization Property Records for the Securitization Bonds as is reasonably required for the Trustee to perform its duties and obligations under the Indenture and the other Basic Documents and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 6.09 shall affect the obligation of the Servicer to observe any applicable law (including any Indiana Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.09.

Section 6.10 APPOINTMENTS. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that, unless such Person is an Affiliate of CEI South, the Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that the Servicer shall remain obligated and be liable to the Issuer under this Agreement for the servicing and administering of the Securitization Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Securitization Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time, and none of the Issuer, the Trustee or the Holders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 6.06.

Section 6.11 NO SERVICER ADVANCES. The Servicer shall not make any advances of interest on or principal of the Securitization Bonds.

Section 6.12 REMITTANCES.

(a) Initially, the Securitization Charge Collections on any Servicer Business Day (the “Daily Remittance”) shall be calculated according to the procedures set forth in Annex I and remitted by the Servicer as soon as reasonably practicable to the General Subaccount of the Collection Account but in no event later than two Servicer Business Days following such Servicer Business Day. While Daily Remittances are based on estimated Securitization Charge Collections, periodic reconciliations of estimated Securitization Charge Collections to actual collected Securitization Charges shall be as set forth in Annex I. The Servicer shall have the right and ability under this Agreement to switch the Daily Remittance from remitting Securitization Charges based on estimated daily Securitization Charges to remitting actual collected Securitization Charges; provided, however, prior to such switch the Servicer shall have provided written notice of such switch to the Issuer, the Trustee and the Rating Agencies. If and when the Servicer switches to remitting actual collected Securitization Charges instead of estimated Securitization Charge Collections, the Servicer shall remit Securitization Charge Collections on each Servicer Business Day (the “Daily Remittance”)1 as soon as reasonably practicable after collection to the General Subaccount of the Collection Account but in no event later than two Servicer Business Days following receipt of such Securitization Charge Collections. Until Securitization Charge Collections are remitted to the Collection Account, the Servicer shall not be required to segregate them from its general funds. Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.12, the Servicer shall provide written notice (which may be via electronic means, including electronic mail) to the Trustee and, upon request, to the Issuer of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Trust Estate that it may receive from time to time.

(b) The Servicer agrees and acknowledges that it holds all Securitization Charge Payments collected by it and any other proceeds for the Trust Estate received by it for the benefit of the Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.12 without any surcharge, fee, offset, charge or other deduction except for and interest earnings permitted by Section 6.07. The Servicer further agrees not to make any claim to reduce its obligation to remit all Securitization Charge Payments collected by it in accordance with this Agreement.

[1]

After the switch from remitting Securitization Charges based on estimated daily Securitization Charges to remitting actual collected Securitization Charges, the defined term “Daily Remittance” shall mean the Securitization Charges collected on such Servicer Business Day.

(c) Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

Section 6.13 MAINTENANCE OF OPERATIONS. Subject to Section 6.03, CEI South agrees to continue, unless prevented by circumstances beyond its control, to operate its electric transmission and distribution system to provide service so long as it is acting as the Servicer under this Agreement.

ARTICLE VII

SERVICER DEFAULT

Section 7.01 SERVICER DEFAULT. If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to remit to the Collection Account, on behalf of the Issuer, any required remittance that shall continue unremedied for a period of five (5) Business Days after written notice of such failure is received by the Servicer from the Issuer or the Trustee (with a copy of such notice being provided promptly upon receipt by the Servicer to the Indiana Commission) or after discovery of such failure by a Responsible Officer of the Servicer;

(b) any failure on the part of the Servicer or, so long as the Servicer is CEI South or an Affiliate thereof, any failure on the part of CEI South, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or CEI South, as the case may be, set forth in this Agreement (other than as provided in Section 7.01(a) or Section 7.01(c)) or any other Basic Document to which it is a party, which failure shall:

(i) materially and adversely affects the rights of the Holders, and

(ii) continue unremedied for a period of 60 days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or CEI South, as the case may be, by the Issuer, the Indiana Commission (with a copy to the Trustee) or to the Servicer or CEI South, as the case may be, by the Trustee or (B) such failure is discovered by a Responsible Officer of the Servicer;

(c) any failure by the Servicer duly to perform its obligations under Section 4.01(b) in the time and manner set forth therein, which failure continues unremedied for a period of five (5) Servicer Business Days;

(d) any representation or warranty made by the Servicer in this Agreement or any other Basic Document proves to have been incorrect in a material respect when made, which has a material adverse effect on the Holders, and which material adverse effect continues unremedied for a period of 60 days after the date on which (i) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Trustee) by the Issuer or the Trustee (with a copy of such notice being provided promptly upon receipt by the Servicer to the Indiana Commission), or (ii) such failure is discovered by a Responsible Officer of the Servicer; or

(e) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Trustee shall, upon the instruction of (i) Holders evidencing at least a majority of the Outstanding Amount of the Securitization Bonds or (ii) the Indiana Commission, by notice then given in writing to the Servicer (and to the Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement; provided, however the Trustee shall not give a Termination Notice upon instruction of the Indiana Commission unless the Rating Agency Condition is satisfied.

In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Trustee as financing parties under the Securitization Act (or any of their representatives) shall be entitled to apply to the Indiana Commission or a court of appropriate jurisdiction for an order for sequestration and payment of revenues arising with respect to the Securitization Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securitization Bonds, the Securitization Property, the Securitization Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Securitization Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all Securitization Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Securitization Property or the Securitization Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Securitization Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with transferring the Securitization Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of CEI South as Servicer shall not terminate CEI South’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

Section 7.02 NOTICE OF SERVICER DEFAULT. The Servicer shall deliver to the Issuer, to the Trustee, to the Indiana Commission, and to each Rating Agency promptly after having obtained actual knowledge thereof, but in no event later than five (5) Servicer Business Days thereafter, written notice of any Servicer Default under Section 7.01.

Section 7.03 WAIVER OF PAST DEFAULTS. The Trustee, with the written consent of the Holders evidencing at least a majority of the Outstanding Amount of the Securitization Bonds, may waive in writing in whole or in part any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. Promptly after the execution of any such waiver, the Servicer shall furnish copies of such waiver to each of the Rating Agencies and to the Indiana Commission.

Section 7.04 APPOINTMENT OF SUCCESSOR.

(a) Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Servicing Fee and expenses reimbursement, until a Successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Trustee at the written direction and with the consent of the Holders of at least a majority of the Outstanding Amount of the Securitization Bonds or of the Indiana Commission shall appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Trustee and provide prompt written notice of such assumption to the Issuer, the Indiana Commission and the Rating Agencies. If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Trustee may, at the direction of the Holders of not less than a majority of the Securitization Bonds, petition the Indiana Commission or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under Indiana Commission Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement. In no event shall the Trustee be liable for its appointment of a successor Servicer. The Trustee’s expenses incurred under this Section 7.04(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.

(b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and expenses reimbursement and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

Section 7.05 COOPERATION WITH SUCCESSOR. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01 AMENDMENT.

(a) This Agreement may be amended in writing by the Servicer and the Issuer, provided that (i) the Rating Agency Condition has been satisfied in connection therewith, (ii) the Trustee has consented thereto and (iii) the amendment has been filed with the Indiana Commission. In the event the Indiana Commission thereafter finds the amendment is not in the public interest, the terms of this Agreement prior to amendment shall be reinstated from the date of such finding by the Indiana Commission; however, in such case, any action (or omission to act) taken pursuant to such amendment prior to the time of such finding by the Indiana Commission shall be deemed not to have breached or violated this Agreement. Promptly after the execution of any such amendment, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

(b) Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent have been satisfied. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment that affects their own rights, duties or immunities under this Agreement or otherwise. Following delivery of a notice to the Indiana Commission by the Servicer under Section 8.01(a) above, the Servicer and the Issuer may at any time withdraw from the Indiana Commission further consideration of any notification of a proposed amendment.

Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, this Agreement shall be amended automatically to comply with changes in applicable law. The Servicer shall give prompt written notice to the Trustee of the terms of any such automatic amendment.

Section 8.02 NOTICES. Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the Issuer, the Indiana Commission, the Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

(a) in the case of the Servicer, to Southern Indiana Gas and Electric Company d/b/a CenterPoint Energy Indiana South, c/o CenterPoint Energy, Inc., 1111 Louisiana Street, Houston, Texas 77002, Attention: Treasurer,

(b) in the case of the Issuer, to SIGECO Securitization I, LLC, 211 NW Riverside Drive, Room 800-04, Evansville, Indiana 47708, Attention: Manager,

(c) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ABSCORMonitoring@moodys.com (for notices) and servicereports@moodys.com (for servicer reports and other reports) (all notices and reports to be delivered to Moody’s in writing by email),

(d) in the case of S&P, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email),

(e) in the case of the Trustee, at the address provided for notices or communications to the Trustee in the Indenture, and

(f) in the case of the Indiana Commission, to 101 W. Washington Street, Suite 1500E, Indianapolis, Indiana 46204, Attention: Chief of Staff;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties. Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

Section 8.03 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and Section 6.04 and as provided in the provisions of this Agreement concerning the resignation or termination of the Servicer, this Agreement may not be assigned by the Servicer. Any purported assignment not in compliance with this Agreement shall be void.

Section 8.04 LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and, to the extent provided herein or in the other Basic Documents, Customers and the other Persons expressly referred to herein and the Trustee, on behalf of itself and the Holders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Securitization Property and other amounts in Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and this Agreement may be asserted or exercised only by the Indiana Commission for the benefit of such Customer.

Section 8.05 SEVERABILITY. Any provision, or portion thereof, of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder or such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.06 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.07 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.08 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.09 PLEDGE TO THE TRUSTEE. The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of any Holders of all right, title and interest of the Issuer in, to and under the Securitization Property owned by the Issuer and the proceeds thereof and the pledge of any or all of the Issuer’s rights hereunder to the Trustee. Notwithstanding such assignment, in no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer, hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer.

Section 8.10 NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer shall not, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

Section 8.11 TERMINATION. This Agreement shall terminate when all Securitization Bonds have been retired or redeemed in full.

Section 8.12 LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Trustee, not individually or personally but solely as Trustee in the exercise of the powers and authority conferred and vested in it, and that the Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

Section 8.13 RULE 17g-5 COMPLIANCE. The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Securitization Bonds or undertaking credit rating surveillance of the Securitization Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

Section 8.14 TRUSTEE ACTIONS. In acting hereunder, the Trustee shall have the rights, protections and immunities granted to it under the Indenture.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

SIGECO SECURITIZATION I, LLC, as Issuer,

By:
Name:
Title:

SOUTHERN INDIANA GAS AND ELECTRIC
COMPANY d/b/a CenterPoint Energy Indiana South,
as Servicer,

By:
Name:
Title:

Acknowledged and Accepted:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

not in its individual capacity but solely as

Trustee on behalf of the Holders

of the Securitization Bonds

By:
Name:
Title:

Signature Page to Securitization Property Servicing Agreement

ANNEX I

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:

SERVICING PROCEDURES

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Securitization Property Servicing Agreement, dated as of June 29, 2023, by and between Southern Indiana Gas and Electric Company d/b/a CenterPoint Energy Indiana South, as Servicer, and SIGECO Securitization I, LLC, as Issuer (the “Agreement”).

2. Data Acquisition.

a. Installation and Maintenance of Meters. The Servicer shall cause to be installed, replaced, and maintained meters in such places and in such condition as will enable the Servicer to obtain customer usage measurements consistent with its customary procedures and practices.

b. Meter Reading. The Servicer shall obtain usage measurements for each Customer consistent with its customary procedures and practices; provided, however, that the Servicer may estimate any Customer’s usage determined in accordance with applicable Indiana Commission Regulations.

c. Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing, and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

3. Usage and Bill Calculation.

The Servicer (a) shall obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable Indiana Commission Regulations) in accordance with the Servicer’s customary procedures and practices and shall determine therefrom each Customer’s individual Securitization Charges to be included on Bills issued by it to such Customer.

Annex I-1

4. Billing.

The Servicer expects to implement the Securitization Charges on the next Servicer Business Day following the date of the issuance of the Securitization Bonds and shall thereafter bill each Customer for the respective Customer’s outstanding current and past due Securitization Charges accruing through the date on which such Securitization Charges may no longer be billed under the Rate Schedules, all in accordance with the following:

a. Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing policies and practices for its own charges, as such policies and practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, for such Customer’s Securitization Charges, once every applicable Billing Period, at the same time, with the same frequency, and on the same Bill as that containing the Servicer’s own charges to such Customer. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Trustee, and the Rating Agencies as soon as practicable, and in no event later than 30 Servicer Business Days after such modification goes into effect; provided, however, that the Servicer may not make any modification that will materially adversely affect the Holders. The initial Securitization Charges are expected to be billed commencing on the Servicer Business Day following the date of issuance of the Securitization Bonds.

b. Format.

i. Each Bill issued by the Servicer shall contain the charge corresponding to the respective Securitization Charges owed by such Customer for the applicable Billing Period. The Securitization Charges shall be separately identified as required by and in accordance with, if applicable, the terms of the Financing Order and the Rate Schedules. The Servicer shall provide Customers with the notices required by Section 4.01(c)(iv)(A) of the Agreement.

ii. The Servicer shall conform to such requirements in respect of the format, structure, and text of Bills delivered to Customers in accordance with, if applicable, the Financing Order, the Rate Schedules, other applicable tariffs and any other Indiana Commission Regulations. To the extent that Bill format, structure, and text are not prescribed by applicable Indiana Commission Regulations or the Rate Schedules, the Servicer shall, subject to clause (i) above, determine the format, structure, and text of all Bills in accordance with its reasonable business judgment, the Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

c. Delivery. The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

Annex I-2

5. Customer Service Functions.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

6. Collections; Payment Processing; Remittance.

a. Collection Efforts, Policies, Procedures.

i. The Servicer shall use reasonable efforts to collect all Billed SCs from Customers as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

A. The Servicer shall prepare and deliver overdue notices to Customers in accordance with applicable Indiana Commission Regulations and the Servicer Policies and Practices.

B. The Servicer shall apply late payment charges to outstanding Customer balances in accordance with applicable Indiana Commission Regulations and as required by the Financing Order.

C. The Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable Indiana Commission Regulations and the Servicer Policies and Practices.

D. The Servicer shall adhere to and carry out disconnection policies in accordance with the Financing Orders, applicable Indiana Commission Regulations and the Servicer Policies and Practices.

E. The Servicer may employ the assistance of collection agents to collect any past-due Billed SCs in accordance with the Servicer Policies and Practices, applicable Indiana Commission Regulations and applicable tariffs.

F. The Servicer shall apply Customer deposits to the payment of delinquent accounts in accordance with applicable Indiana Commission Regulations and the Servicer Policies and Practices and according to the priorities set forth in Sections 6(b)(ii), (iii) and (iv) of this Annex I.

ii. The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the

Annex I-3

rights of the Holders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed SCs, in accordance with the Servicer Policies and Practices, that have remained outstanding after the final bill due date for eighty (80) days or more.

iii. The Servicer shall accept payment from Customers in respect of Billed SCs in such forms and methods and at such times and places as it accepts for payment of its own charges in accordance with, if applicable, the Financing Order, the Rate Schedules, other applicable tariffs, other Indiana Commission Regulations and the Servicer Policies and Practices.

b. Payment Processing; Allocation; Priority of Payments.

i. The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than five (5) Servicer Business Days after receipt.

ii. If any Customer does not pay the full amount of any Bill to the Servicer, the amount paid by the Customer will be applied consistent with its customary procedures and practices based on the age of the unpaid charge (or if applicable, late fee), in chronological order. Payments will be first applied to oldest charges. If previously unpaid charges are of the same age, payments will be first applied to any unpaid Securitization Charges (under the Financing Order or future Indiana Commission orders) and all similar securitization charges, and then, second, to all other unpaid charges on such oldest unpaid Bill, starting with charges related to natural gas services, if any, and then to electric service charges. Payments will then be applied to the next oldest charges. If the next oldest charges are of the same age, payments will be first applied to any unpaid Securitization Charges (under the Financing Order or future Indiana Commission orders) and all similar securitization charges, and then to all other unpaid charges on such next oldest unpaid Bill, starting with charges related to natural gas services, if any, and then to electric service charges.

If a Bill contains no previously unpaid charges, then the amount paid by the Customer will be applied consistent with its customary procedures and practices first to the current Bill’s Securitization Charges (under the Financing Order or future Indiana Commission orders) and all similar securitization charges, and then to all other charges on the current Bill, starting with charges related to natural gas services, if any, and then to electric service charges.

iii. The Servicer shall hold all over-payments for the benefit of the Issuer (unless the relevant Customer requests such over-payment to be refunded or such over-payment is escheated to the state of Indiana) and shall apply such funds to future Billed SCs in accordance with clause (ii) above (as applicable) as such charges become due.

Annex I-4

iv. For Customers on an Equal Payment Plan, the Servicer shall treat Securitization Charge Collections received from such Customers based on actual billings under the Equal Payment Plan; partial payment of an Equal Payment Plan payment shall be allocated according to clause (ii) above and overpayment of a Budget Billing Plan payment shall be allocated according to clause (iii) above.

c. Accounts; Records.

The Servicer shall maintain accounts and records as to the Securitization Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Securitization Property and the amounts from time to time remitted to the Collection Accounts in respect of the Securitization Property and (ii) to permit the estimated Securitization Charge Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of estimated Securitization Charge Collections commingled with the Servicer’s funds may be properly identified and traced. The Servicer will perform periodic reconciliations (not less than annually) of estimated remittances (including the estimated write-off amount) with actual Securitization Charge Collections. If and when the Servicer switches to remitting actual collected Securitization Charges instead of estimated Securitization Charge Collections, the Servicer will no longer be required to perform periodic reconciliations of estimated remittances with actual Securitization Charge Collections.

d. Investment of Securitization Charge Collections Received.

Prior to each Daily Remittance, the Servicer may invest Securitization Charge Collections received at its own risk and (except as required by applicable Indiana Commission Regulations) for its own benefit. So long as the Servicer complies with its obligations under Section 6(c) of this Annex I, neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

e. Calculation of Daily Remittance. Clauses (i) and (ii) below describe how the Daily Remittance will be calculated and reconciled until the time, if it happens, that the Servicer switches to remitting actual collected Securitization Charges instead of estimated Securitization Charge Collections. If and when the Servicer switches to remitting actual collected Securitization Charges instead of estimated Securitization Charge Collections, the Servicer shall remit Securitization Charge Collections on each Servicer Business Day as soon as reasonably practicable after collection to the General Subaccount of the Collection Account but in no event later than two Servicer Business Days following receipt of such Securitization Charge Collections.

i.

For purposes of calculating the Daily Remittance, (i) all Billed SCs shall be estimated to be collected the same number of days after billing as is equal to the Average Days Outstanding then in effect (or on the next Servicer Business Day) and (ii) the Servicer will, on each Servicer Business Day but in no event later than two Servicer Business Days, remit

Annex I-5

to the Trustee for deposit in the Collection Account an amount equal to the product of the applicable Billed SCs multiplied by one hundred percent less the system wide write-off percentage used by the Servicer to calculate the most recent Periodic Billing Requirement. Such product shall constitute the amount of estimated Securitization Charge Collections for such Servicer Business Day.

ii. As part of each True-Up Adjustment, pursuant to Section 4.01 of the Agreement, the Servicer will reconcile the amount of Securitization Charges remitted to the Trustee with the Periodic Payment Requirement. The Servicer and the Issuer acknowledge and agree that the Servicer’s actual collections of Securitization Charges on some days might exceed the Servicer’s estimated collections, and that the Servicer’s actual collections of Securitization Charges on other days might be less than the Servicer’s estimated collections. The Servicer and the Issuer further acknowledge and agree that the amount of these variances are likely to be small and are not likely to be biased in favor of over-remittances or under-remittances. Consequently, so long as the Servicer faithfully makes all daily remittances based on Average Days Outstanding, as provided for herein, the Servicer and the Issuer agree that no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances.

iii. On or before May 14 of each year, beginning in May 2024, in accordance with Section 4.01(b) of the Agreement, the Servicer shall, in a timely manner so as to perform all required calculations under such Section 4.01(b), update the Average Days Outstanding and the system-wide write-off percentage in order to be able to calculate the Periodic Billing Requirement for the next Annual True-Up Adjustment and to calculate any change in the Daily Remittances until the next Annual True-Up Adjustment.

iv. All calculations of collections, each update of the Average Days Outstanding, the system-wide write-off percentage and any changes in procedures used to calculate the estimated Securitization Charge Collections pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (iii) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the closing date utilizing the initial procedures.

f. Remittances.

i. The Issuer shall cause to be established the Collection Accounts in the name of the Trustee in accordance with the Indenture.

ii. The Servicer shall make remittances to the Collection Accounts in accordance with Section 6.12 of the Agreement.

Annex I-6

iii. In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than five (5) Business Days from the effective date of such change.

Annex I-7

EXHIBIT A

FORM OF MONTHLY SERVICER’S CERTIFICATE

MONTHLY SERVICER’S CERTIFICATE

SIGECO SECURITIZATION I, LLC

$341,450,000 Series 2023-A Senior Secured Securitization Bonds

Pursuant to Section 3.01(b) of the Securitization Property Servicing Agreement, dated as of June 29, 2023, by and between SOUTHERN INDIANA GAS AND ELECTRIC COMPANY d/b/a CenterPoint Energy Indiana South, as Servicer, and SIGECO SECURITIZATION I, LLC, as Issuer (the “Servicing Agreement”), the Servicer does hereby certify as follows:

Capitalized terms used but not defined in this Monthly Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections or subsections of the Servicing Agreement.

Beginning of Billing Period: ____________________

End of Billing Period:                __________

[Body of Initial Monthly Certificate]

Securitization Customer Rate Class	a. Securitization Charges in Effect	b. Securitization Charges Billed[1]	c. Estimated Securitization Charge Collections Deemed Received[2]	d. Estimated Securitization Charge Collections Remitted[3]
Residential (RS)
Water Heating (B)
Small General Service (SGS)
Demand General Service (DGS)
Off-Season Service (OSS)
Large Power (LP)/Other Large
Backup, Auxiliary and Maintenance Power Services (BAMP)-Auxiliary
High Load Factor (HLF)
Street Lighting
Total

1	Securitization Charges billed during the period.
2	Estimated Securitization Charge Collections deemed received based on average days outstanding and prior year write-off experience.
3	Estimated Securitization Charge Collections remitted (i.e., estimated Securitization Charges remitted daily, but no later than two Servicer Business Days of deemed collection date).

Exhibit A-1

[Body of Monthly Certificate after Switch from Estimated Securitization Charge Collections to Actual Collected Securitization Charges]

Securitization Customer Rate Class	Securitization Charges Collected and Remitted
Residential (RS)
Water Heating (B)
Small General Service (SGS)
Demand General Service (DGS)
Off-Season Service (OSS)
Large Power (LP)/Other Large
Backup, Auxiliary and Maintenance Power Services (BAMP)-Auxiliary
High Load Factor (HLF)
Street Lighting
Total

Executed as of this {____} day of {__________}, 20{__}.

SOUTHERN INDIANA GAS AND
ELECTRIC COMPANY d/b/a
CenterPoint Energy Indiana South, as
Servicer

By:
Name:
Title:

cc:	SIGECO Securitization I, LLC

Exhibit A-2

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

SEMI-ANNUAL SERVICER’S CERTIFICATE

SIGECO SECURITIZATION I, LLC

$341,450,000 Series 2023-A Senior Secured Securitization Bonds

Pursuant to Section 4.01(c)(ii) of the Securitization Property Servicing Agreement, dated as of June 29, 2023, by and between SOUTHERN INDIANA GAS AND ELECTRIC COMPANY d/b/a CenterPoint Energy Indiana South, as Servicer, and SIGECO SECURITIZATION I, LLC, as Issuer (the “Servicing Agreement”), the Servicer does hereby certify as follows, for the             , 20     Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used but not defined in this Semi-Annual Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods: {__________} to {__________}

Payment Date: {__________}, 20{__}

Cut-off Date2 {__________}, 20{__}

1.	(a) Available amounts on deposit in Collection Account (including Excess Funds Subaccount) as of the Cut-Off Date: $_______________________

(b) Actual Remittances from the date in (a) above through the Servicer Business Day preceding the Current Payment Date: $______________________

(c) Total amounts available to the Trustee for payment of the Securitization Bonds and Ongoing Financing Costs: $_______________________

[2]	Cut-Off Date not to be more than 5 days prior to the date of the certificate.

Exhibit B-1

2.	Allocation of available amounts as of the Current Payment Date allocable to payment of principal and interest on the Securitization Bonds on the Current Payment Date:

a) Principal

Aggregate
i.	Tranche A-1
ii.	Tranche A-2
iii.	Total:

b) Interest

Aggregate
i.	Tranche A-1
ii.	Tranche A-2
iii.	Total:

3.

Outstanding amount of the Securitization Bonds prior to, and after giving effect to the payment on the Current Payment Date and the difference, if any, between the Outstanding Amount specified in the Expected Amortization Schedule (after giving effect to payments to be made on such Payment Date under 1a above) and the expected principal balance to be Outstanding (following payment on the Current Payment Date):

a) Expected principal balance Outstanding (as of the date of this certification):

Aggregate
i.	Tranche A-1
ii.	Tranche A-2
iii.	Total:

b) Expected principal balance to be Outstanding (following payment on the Current Payment Date):

i.	Tranche A-1
ii.	Tranche A-2
iii.	Total:

c) Difference between (b) above and Outstanding Amount specified in Expected Amortization Schedule:

i.	Tranche A-1
ii.	Tranche A-2
iii.	Total:

Exhibit B-2

4.	All other transfers to be made on the Current Payment Date, including amounts to be paid to the Trustee and to the Servicer pursuant to Section 8.02(e) of the Indenture:

a) Certain Ongoing Financing Costs

i.	Trustee Fees and Expenses (subject to $200,000 annual cap per Section 8.02(e)(i) of the Indenture):
ii.	Servicing Fee:
iii.	Issuer’s Fees:
iv.	Total:

b) Other Ongoing Financing Costs and Payments

i.	Other Ongoing Financing Costs (payable pursuant to Section 8.02(e)(v) of the Indenture):
ii.	Funding of Capital Subaccount to the Required Capital Amount
iii.	Any other unpaid Issuance Costs of the Issuer, any remaining fees, expenses and indemnity amounts owed to the Trustee and any remaining indemnity amounts owed to the Issuer shall be paid to the parties to which such amounts, if any, are owed, pursuant to Section 8.02(e)(viii) of the Indenture:
iv.	Deposits to Excess Funds Subaccount:
v.	Total:

5.	Estimated amounts on deposit in the Capital Subaccount and Excess Funds Subaccount after giving effect to the foregoing payments:

a) Capital Subaccount

i.	Total:

b) Excess Funds Subaccount

i.	Total:

1.	Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

i.	Remittances for the {__________} Collection Period	${__________}
ii.	Remittances for the {__________} Collection Period	${__________}
iii.	Remittances for the {__________} Collection Period	${__________}
iv.	Remittances for the {__________} Collection Period	${__________}
v.	Remittances for the {__________} Collection Period	${__________}
vi.	Investment Earnings on Capital Subaccount	${__________}
vii.	Investment Earnings on Excess Funds Subaccount	${__________}
viii.	Investment Earnings on General Subaccount	${__________}
ix.	General Subaccount Balance (sum of i through viii above)	${__________}
xi.	Capital Subaccount Balance as of prior Payment Date	${__________}

2.	Outstanding Amounts as of prior Payment Date:

i.	Tranche A-1 Outstanding Amount	${__________}
ii.	Tranche A-2 Outstanding Amount	${__________}

3.	Required Funding/Payments as of Current Payment Date:

	Principal	Principal Due
i.	Securitization Bonds – Tranche A-1	${__________}
ii.	Securitization Bonds – Tranche A-2	${__________}
Interest

Exhibit B-3

Tranche	Interest Rate	Days in Interest Period[2]	Principal Balance	Interest Due
i. Tranche A-1	{__}%	{_____}	${__________}	${________}
ii. Tranche A-2	{__}%	{_____}	${__________}	${________}
iii. Total				${________}

			Required Level	Funding Required
Capital Subaccount			${__________}	${__________}

4.	Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture:

i. Trustee Fees and Expenses; Indemnity Amounts		${__________}
ii. Servicing Fee		${__________}
iii. Administration Fee		${__________}
iv. Operating Expenses		${__________}

Securitization Bonds	Aggregate	Per $1,000 of Original Principal Amount
v. Semi-Annual Interest (including any past-due for prior periods)
1. Tranche A-1 Interest Payment	${_______}	${_________}
2. Tranche A-2 Interest Payment	${_______}	${_________}
vi. Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date
1. Tranche A-1 Interest Payment	${________}	${________}
2. Tranche A-2 Interest Payment	${_______}	${_________}
vii. Semi-Annual Principal
1. Tranche A-1 Principal Payment	${_______}	${________}
2. Tranche A-2 Principal Payment	${_______}	${_________}

2 On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

viii. Other unpaid Operating Expenses	${__________}
ix. Funding of Capital Subaccount (to required level)	${__________}
x. Capital Subaccount Return to CEI South	${__________}
xi. Deposit to Excess Funds Subaccount	${__________}
xii. Released to Issuer upon Retirement of all Securitization Bonds	${__________}
xiii. Aggregate Remittances as of the Current Payment Date	${__________}

Exhibit B-4

5. Outstanding Amount and Collection Account Balance as of the Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Securitization Bonds – Tranche A-1	${__________}
ii.	Securitization Bonds – Tranche A-2	${__________}
iii.	Excess Funds Subaccount Balance	${__________}
iv.	Capital Subaccount Balance	${__________}
v.	Aggregate Collection Account Balance	${__________}

6. Subaccount Withdrawals as of the Current Payment Date (if applicable, pursuant to Section 8.02(e) of Indenture):

i.	Excess Funds Subaccount	${__________}
ii.	Capital Subaccount	${__________}
iii.	Total Withdrawals	${__________}

7. Shortfalls in Interest and Principal Payments as of Current Payment Date:

i.	Semi-annual Interest
	Securitization Bonds – Tranche A-1 Interest Payment	${__________}
	Securitization Bonds – Tranche A-2 Interest Payment	${__________}
	Total Securitization Bonds Interest Payments	${__________}

ii.	Semi-annual Principal
	Securitization Bonds – Tranche A-1 Principal Payment	${__________}
	Securitization Bonds – Tranche A-2 Principal Payment	${__________}
	Total Securitization Bonds Principal Payments	${__________}

8. Shortfalls in Payment of Return on Invested Capital as of the Current Payment Date:

i.	Return on Invested Capital	${__________}

9. Shortfalls in Required Subaccount Levels as of the Current Payment Date:

i.	Capital Subaccount	${__________}

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this day of                 .

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY d/b/a CenterPoint Energy Indiana South, as Servicer

By:
Name:
Title:

Exhibit B-5

EXHIBIT C-1

FORM OF SERVICER ANNUAL CERTIFICATE

SERVICER ANNUAL CERTIFICATE

SIGECO SECURITIZATION I, LLC

$341,450,000 Series 2023-A Senior Secured Securitization Bonds

The undersigned hereby certifies that the undersigned is the duly elected and acting ________________ of SOUTHERN INDIANA GAS AND ELECTRIC COMPANY d/b/a CenterPoint Energy Indiana South, as servicer (the “Servicer”), under the Securitization Property Servicing Agreement dated as of June 29, 2023 (the “Servicing Agreement”) by and between the Servicer and SIGECO SECURITIZATION I, LLC (the “Issuer”) and further certifies that:

1. The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year ended December 31, 20__, and covered by the Issuer’s annual report on Form 10-K (such fiscal year, the “Assessment Period”):

Regulation AB Reference	Servicing Criteria	Assessment
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; transaction agreements do not provide for a back-up servicer.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; transaction agreements do not require a fidelity bond or errors and omissions policy.

Exhibit C-1-1

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information	Applicable.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two Business Days following receipt, or such other number of days specified in the transaction agreements.	Applicable.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable; no advances by the Servicer are permitted under the transaction agreements, except for payments of certain indemnities.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since the related accounts are maintained by the Trustee.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Trustee.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all payments made by wire transfer.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below.

Exhibit C-1-2

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by the Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two Business Days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Securitization Property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two Business Days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset agreements.	Applicable; assessment below.

Exhibit C-1-3

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (Securitization Charge) is not an interest-bearing instrument.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; assessment below.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by Indiana Commission regulations.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transaction agreements due to availability of “true-up” mechanism; and any such documentation is maintained in accordance with applicable Indiana Commission rules and regulations.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; Securitization Charges are not interest-bearing instruments.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	Not applicable.

Exhibit C-1-4

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; Servicer does not make payments on behalf of obligors.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction agreements.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two Business Days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction agreements.

3. To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ended the end of the fiscal year covered by the Issuer’s annual report on Form 10-K. {If not true, include description of any material instance of noncompliance.}

4. A registered independent public accounting firm has issued an attestation report in accordance with Section 1122(b) of Regulation AB on its assessment of compliance with the applicable servicing criteria as of and for the period ended the end of the fiscal year covered by the Issuer’s annual report on Form 10-K.

5. Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement.

Exhibit C-1-5

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer Annual Certificate this {            } day of {                }, 20__.

SOUTHERN INDIANA GAS AND
ELECTRIC COMPANY d/b/a
CenterPoint Energy Indiana South, as
Servicer

By:
Name:
Title:

Exhibit C-1-6

EXHIBIT C-2

FORM OF CERTIFICATE OF COMPLIANCE

CERTIFICATE OF COMPLIANCE

SIGECO SECURITIZATION I, LLC

$341,450,000 Series 2023-A Senior Secured Securitization Bonds

The undersigned hereby certifies that the undersigned is the duly elected and acting ________________ of SOUTHERN INDIANA GAS AND ELECTRIC COMPANY d/b/a CenterPoint Energy Indiana South, as servicer (the “Servicer”), under the Securitization Property Servicing Agreement dated as of June 29, 2023 (the “Servicing Agreement”) by and between the Servicer and SIGECO SECURITIZATION I, LLC (the “Issuer”), and further certifies that:

1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended December 31, 20__ has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2. To the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended December 31, 20__, except as set forth on Annex A hereto.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer Certificate of Compliance this {            } day of {                }, 20__.

SOUTHERN INDIANA GAS AND
ELECTRIC COMPANY d/b/a
CenterPoint Energy Indiana South, as
Servicer

By:
Name:
Title:

Exhibit C-2-1

ANNEX A

to Certificate of Compliance

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events that with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the twelve months ended December 31, 20__:

Nature of Default	Status

Exhibit C-2-2

SCHEDULE 4.01(a)

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE

Semi-Annual Payment Date	Tranche A-1 Amount	Tranche A-2 Amount
Initial Principal Amount	$215,000,000.00	$126,450,000.00
5/15/2024	$204,376,000.00	$126,450,000.00
11/15/2024	$198,111,009.00	$126,450,000.00
5/15/2025	$191,688,579.00	$126,450,000.00
11/15/2025	$185,104,753.00	$126,450,000.00
5/15/2026	$178,355,475.00	$126,450,000.00
11/15/2026	$171,436,588.00	$126,450,000.00
5/15/2027	$164,343,829.00	$126,450,000.00
11/15/2027	$157,072,829.00	$126,450,000.00
5/15/2028	$149,619,109.00	$126,450,000.00
11/15/2028	$141,978,077.00	$126,450,000.00
5/15/2029	$134,145,026.00	$126,450,000.00
11/15/2029	$126,115,130.00	$126,450,000.00
5/15/2030	$117,883,443.00	$126,450,000.00
11/15/2030	$109,444,894.00	$126,450,000.00
5/15/2031	$100,794,284.00	$126,450,000.00
11/15/2031	$91,926,284.00	$126,450,000.00
5/15/2032	$82,835,432.00	$126,450,000.00
11/15/2032	$73,516,126.00	$126,450,000.00
5/15/2033	$63,962,626.00	$126,450,000.00
11/15/2033	$54,169,047.00	$126,450,000.00
5/15/2034	$44,129,355.00	$126,450,000.00
11/15/2034	$33,837,366.00	$126,450,000.00
5/15/2035	$23,286,739.00	$126,450,000.00
11/15/2035	$12,470,975.00	$126,450,000.00
5/15/2036	$1,383,411.00	$126,450,000.00
11/15/2036	$0.00	$116,467,216.00
5/15/2037	$0.00	$104,808,101.00
11/15/2037	$0.00	$92,847,481.00
5/15/2038	$0.00	$80,577,560.00
11/15/2038	$0.00	$67,990,339.00
5/15/2039	$0.00	$55,077,612.00
11/15/2039	$0.00	$41,830,962.00
5/15/2040	$0.00	$28,241,754.00
11/15/2040	$0.00	$14,301,129.00
5/15/2041	$0.00	$0.00

Total Payments	$215,000,000.00	$126,450,000.00

Schedule 4.01(a)

APPENDIX A

DEFINITIONS AND RULES OF CONSTRUCTION

A.	Defined Terms. The following terms have the following meanings:

“17g-5 Website” is defined in Section 10.18(a) of the Indenture.

“Act” is defined in Section 10.03(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the date hereof, by and between CEI South, as Administrator, and the Issuer.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means CEI South, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amendatory Schedule” means an application (consisting of a cover page, redlined Tariff for approval and the related true-up file) filed by the Servicer with the Indiana Commission to adjust the Securitization Charges.

“Annual Accountant’s Report” is defined in Section 3.04(a) of the Servicing Agreement.

“Average Days Outstanding” means the average number of days that the Servicer takes to collect its revenue from its Customers.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

“Basic Documents” means the Indenture, the Series Supplement, the Certificate of Formation, the LLC Agreement, the Administration Agreement, the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Bills” means each of the regular monthly bills, summary bills, move in bills, final bills and bill adjustments issued to Customers by CEI South on its own behalf and in its capacity as Servicer.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement delivered pursuant to Section 2.02(i) of the Sale Agreement.

“Billed SCs” means the amount of Securitization Charges billed by the Servicer.

Appendix A-1

“Billing Period” means the period of as near to thirty (30) days for which the Servicer renders Bills (but for avoidance of doubt may exceed that period as the circumstances may require).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or Evansville, Indiana, are, or The Depository Trust Company is, required or authorized by law or executive order to remain closed.

“Capital Contribution” means the amount of cash contributed to the Issuer by CEI South as specified in the LLC Agreement.

“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.

“CEI South” means Southern Indiana Gas and Electric Company d/b/a CenterPoint Energy Indiana South, or its successor.

“Certificate of Compliance” means the certificate referred to in Section 3.03(a) of the Servicing Agreement and substantially in the form of Exhibit C-2 to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation of the Issuer filed with the Secretary of State of the State of Delaware on February 16, 2023 pursuant to which the Issuer was formed.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Closing Date” means the date on which the Securitization Bonds are originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.

“Code” means Internal Revenue Code.

“Collection Account” is defined in Section 8.02(a) of the Indenture.

“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

“Customer” means all retail consumers receiving electric service from CEI South as of January 4, 2023 (the date of the Financing Order), including any retail customer of CEI South that switches to new on-site generation after the date of the Financing Order, and any future retail electric customers of CEI South during the term of the Securitization Bonds.

“Daily Remittance” is defined in Section 6.12(a) of the Servicing Agreement.

“Eligible Investments” has the meaning specified in the Indenture.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means the expected amortization schedule set forth in Schedule 4.01(a) to the Servicing Agreement.

“Expected Sinking Fund Schedule” means the expected sinking fund schedule in Schedule A to the Series Supplement.

Appendix A-2

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Final Maturity Date” means, with respect to each tranche of the Securitization Bonds, the final maturity date of such tranche of the Securitization Bonds as specified in the Series Supplement.

“Financing Costs” has the meaning set forth in the Financing Order.

“Financing Order” means the Order issued by the Indiana Commission to CEI South on January 4, 2023, in Cause No. 45722 authorizing the creation of the Securitization Property and the issuance of the Securitization Bonds, as supplemented by the order issued by the Indiana Commission to CEI South on May 3, 2023.

“General Subaccount” is defined in Section 8.02(a) of the Indenture.

“Governmental Authority” means any nation or government, any U.S. federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Holders” means the Person in whose name a Securitization Bond is registered on the Securitization Bond Register.

“Indenture” means the Indenture, dated as of the date hereof, by and among the Issuer, U.S. Bank Trust Company, National Association, as Trustee, and U.S. Bank National Association, as Securities Intermediary.

“Independent” means, when used with respect to any specified Person, that such specified Person:

(a) is in fact independent of the Issuer, any other obligor on the Securitization Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons,

(b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons, and

(c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.

“Independent Certificate” means a certificate to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Trustee, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 4.01(a) of the LLC Agreement.

Appendix A-3

“Indiana Commission” means the Indiana Utility Regulatory Commission or any successor.

“Indiana Commission Pledge” means the pledge of the Indiana Commission found in Ordering Paragraph 28 of the Financing Order.

“Indiana Commission Regulations” means any regulations, rules, orders or directives promulgated, issued or adopted by the Indiana Commission.

“Insolvency Event” means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such specified Person or any substantial part of its property in an involuntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the date hereof or thereafter, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or ordering the winding-up or liquidation of such specified Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such specified Person of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Closing Date or thereafter, or the consent by such specified Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such specified Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or the making by such specified Person of any general assignment for the benefit of creditors, or the failure by such specified Person generally to pay its debts as such debts become due, or the taking of action by such specified Person in furtherance of any of the foregoing.

“Interim True-Up Adjustment” means each adjustment to the Securitization Charges made pursuant to Section 4.01(b)(ii) of the Servicing Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuer” means SIGECO Securitization I, LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Securitization Bonds.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Trustee or the Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Trustee or the Paying Agent, as applicable.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Securitization Bonds (as defined in the Indenture).

Appendix A-4

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of SIGECO Securitization I, LLC, dated as of June 29, 2023.

“Losses” means (a) any and all amounts of principal of and interest on the Securitization Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order that are not made when so required and (b) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Member” has the meaning specified in the first paragraph of the LLC Agreement.

“Monthly Servicer’s Certificate” is defined in Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor in interest. References to Moody’s are effective so long as Moody’s is a rating agency.

“NY UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Trustee.

“Ongoing Financing Costs” means the Financing Costs described as such in the Financing Order, including Operating Expenses and any other costs identified in the Basic Documents; provided, however, that Ongoing Financing Costs do not include the Issuer’s costs of issuance of the Securitization Bonds.

“Operating Expenses” means, with respect to the Issuer, all fees, costs and expenses owed by the Issuer with respect to the Securitization Bonds, including all amounts owed by the Issuer to the Trustee (including any indemnity payments to the Trustee), the Servicing Fee, the Administration Fee, the costs and expenses incurred by the Seller in connection with the performance of the Seller’s obligations under Section 4.08 of the Sale Agreement, the costs and expenses incurred by the Servicer in connection with the performance of the Servicer’s obligations under Section 5.02(d) of the Servicing Agreement, the fees payable by the Issuer to the independent manager of the Issuer, administrative expenses, including external legal and external accounting fees, ratings maintenance fees, and all other costs and expenses recoverable by the Issuer under the terms of the Financing Order.

“Opinion of Counsel” means one or more written opinions of counsel, who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party.

Appendix A-5

“Outstanding” means, as of the date of determination, all Securitization Bonds theretofore authenticated and delivered under the Indenture except:

(a) Securitization Bonds theretofore canceled by the Securitization Bond Registrar or delivered to the Securitization Bond Registrar for cancellation;

(b) Securitization Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securitization Bonds; and

(c) Securitization Bonds in exchange for or in lieu of other Securitization Bonds that have been issued pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Securitization Bonds are held by a Protected Purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Securitization Bonds have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Securitization Bonds owned by the Issuer, any other obligor upon the Securitization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding (unless one or more such Persons owns 100% of such Securitization Bonds), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitization Bonds that the Trustee actually knows to be so owned shall be so disregarded. Securitization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securitization Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitization Bonds, Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Outstanding Securitization Bonds, Outstanding at the date of determination.

“Paying Agent” means, with respect to the Indenture, U.S. Bank Trust Company, National Association, and any other Person appointed as a paying agent for the Securitization Bonds pursuant to the Indenture.

“Payment Date” has the meaning set forth in Section 3(b) of the Series Supplement.

“Periodic Billing Requirement” means, for any Remittance Period, the aggregate amount of Securitization Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirement on a timely basis.

“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.

“Periodic Payment Requirement” for any Remittance Period means the total dollar amount of Securitization Charge Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such Remittance Period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and that are projected to be available for payments on the Securitization Bonds at the end of such Remittance Period and

Appendix A-6

including any shortfalls in Periodic Payment Requirements for any prior Remittance Period) in order to ensure that, as of the last Payment Date occurring in such Remittance Period, (a) all accrued and unpaid principal of and interest on the Securitization Bonds then due shall have been paid in full on a timely basis, (b) the Outstanding Amount of the Securitization Bonds is equal to the Projected Unpaid Balance on each Payment Date during such Remittance Period, (c) the balance on deposit in the Capital Subaccount equals the Required Capital Amount and (d) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided, that, with respect to any Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the date that is one year prior to the Scheduled Final Payment Date, the Periodic Payment Requirements shall be calculated to ensure that sufficient Securitization Charges will be collected to retire the Securitization Bonds in full as of the Scheduled Final Payment Date.

“Permitted Lien” means the Lien created by the Indenture.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or Governmental Authority.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Unpaid Balance” means, as of any Payment Date, the projected outstanding principal amount of the Securitization Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“Protected Purchaser” means has the meaning specified in Section 8-303 of the UCC.

“Purchase Price” has the meaning specified in Section 2.01(a) of the Sale Agreement.

“Rate Schedules” means the rate schedules within the Tariff as approved in the Financing Order.

“Rating Agency” means any rating agency rating the Securitization Bonds at the applicable time at the request of the Issuer, which initially shall be Moody’s and S&P. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, written notice of which designation shall be given to the Trustee, the Indiana Commission and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Servicer, the Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any tranche of the Securitization Bonds and that prior to the taking of the proposed action no other Rating Agency shall have provided written notice to us that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such tranche of the Securitization Bonds; provided, that, if within such ten Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the

Appendix A-7

notification, then (i) the requesting party shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (ii) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Record Date” means one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Securitization Bond is registered on the Securitization Bond Register.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123.

“Reimbursable Expenses” is defined in Section 2 of the Administration Agreement and Section 6.07(c) of the Servicing Agreement.

“Released Parties” is defined in Section 6.02(f) of the Servicing Agreement.

“Remittance Period” means, with respect to any True-Up Adjustment (except for the first True-Up Adjustment), the period comprised of twelve (12) consecutive Collection Periods beginning with the Collection Period three months prior to when such True-Up Adjustment would go into effect. Prior to the first True-Up Adjustment, “Remittance Period” means the period commencing on the Closing Date and ending on the first Annual True-Up Adjustment Date.

“Required Capital Amount” means the amount specified as such in the Series Supplement therefor.

“Requirement of Law” means any foreign, U.S. federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to: (a) the Issuer, any Manager or any duly authorized officer; (b) the Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, any Assistant Vice President, any Secretary, any Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Trustee but including CEI South), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

Appendix A-8

“Return on Invested Capital” means, for any Payment Date, the sum of (i) rate of return, payable to CEI South, on its Capital Contribution equal to the interest rate on the Tranche A-2 Securitization Bonds, plus (ii) any Return on Invested Capital not paid on any prior Payment Date.

“Sale Agreement” means the Securitization Property Purchase and Sale Agreement, dated as of the date hereof, by and between the Issuer and CEI South, and acknowledged and accepted by the Trustee, as the same may be amended and supplemented from time to time.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor in interest. References to S&P are effective so long as S&P is a rating agency.

“Scheduled Final Payment Date” means, with respect to each tranche of the Securitization Bonds, the date when all interest and principal for such tranche is scheduled to be paid on the Securitization Bonds in accordance with the Expected Sinking Fund Schedule, as specified in the Series Supplement.

“Scheduled Payment Date” means each Payment Date on which principal for any Securitization Bonds is to be paid in accordance with the Expected Sinking Fund Schedule.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Securitization Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Trustee.

“Secured Parties” means the Trustee, the Holders and any credit enhancer described in the Series Supplement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means U.S. Bank National Association, a national banking association, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Securitization Act” means Indiana Code § 8-1-40.5, authorizing the securitization of certain generating facilities and qualified extraordinary costs, and providing for the approval and issuance of securitization bonds.

“Securitization Bond Register” means the register provided by the Issuer pursuant to Section 2.05 of the Indenture.

“Securitization Bond Registrar” means U.S. Bank Trust Company, National Association for the purpose of registering the Securitization Bond and transfers of Securitization Bonds pursuant to Section 2.05 of the Indenture.

“Securitization Bonds” means any of the Series 2023-A Senior Secured Securitization Bonds issued by the Issuer pursuant to the Indenture on the Closing Date.

“Securitization Charge Collections” means Securitization Charges remitted by the Servicer to the Collection Account pursuant to Section 6.12(a) of the Servicing Agreement.

Appendix A-9

“Securitization Charges” means the nonbypassable amounts to be charged to any existing or future retail electric customers and customer classes located within CEI South’s service area, approved by the Indiana Commission in the Financing Order, that may be collected by the Seller, its successors, assignees or other collection agents as provided for in the Financing Order.

“Securitization Property” means all of CEI South’s rights and interest under the Financing Order (including, without limitation, rights to impose, collect and receive the “securitization charges” (as defined in the Securitization Act) approved in such Financing Order), except the rights of Seller to earn and receive a rate of return on its invested capital in the Issuer, to receive administration and servicer fees, or to use the CEI South’s remaining portion of the Purchase Price.

“Securitization Property Records” is defined in Section 5.01 of the Servicing Agreement.

“Securitization Customer Rate Class” means each of the Securitization Charge classes specified in the Rate Schedules.

“Seller” means CEI South, or its successor, in its capacity as seller of the Securitization Property to the Issuer pursuant to the Sale Agreement.

“Semi-Annual Servicer’s Certificate” is defined in Section 4.01(c)(ii) of the Servicing Agreement.

“Series Supplement” means an indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of the Securitization Bonds.

“Servicer” means CEI South, as initial Servicer under the Servicing Agreement, or any successor Servicer to the extent permitted under the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or Evansville, Indiana are required or authorized by law or executive order to remain closed, on which the Servicer maintains normal office hours and conducts business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under the Servicing Agreement, including Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

“Servicing Agreement” or “this Agreement” means the Securitization Property Servicing Agreement, dated as of the date hereof, by and between the Issuer and CEI South, and acknowledged and accepted by the Trustee, as the same may be amended and supplemented from time to time.

“Servicing Fee” means the fee payable by the Issuer to the Servicer on each Payment Date with respect to the Securitization Bonds, in an amount specified in Section 6.07(a) of the Servicing Agreement.

Appendix A-10

“Special Payment Date” means the date on which any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Securitization Bonds that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Trustee to the Holders.

“Special Record Date” means the date at least fifteen (15) Business Days prior to the Special Payment Date.

“Subaccount” means, individually, the General Subaccount, the Excess Funds Subaccount, and the Capital Subaccount.

“Successor Servicer” means (i) a successor to CEI South pursuant to Section 6.03 of the Servicing Agreement or (ii) a successor Servicer appointed by the Trustee pursuant to Section 7.04 of the Servicing Agreement which in each case will succeed to all the rights and duties of the Servicer under the Servicing Agreement.

“Tariff” is defined in Section 4.01(b)(i) of the Servicing Agreement.

“Temporary Securitization Bonds” means Securitization Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Trustee pending the preparation of Definitive Securitization Bonds pursuant to Section 2.04 of the Indenture.

“True-Up Adjustment” means an adjustment to the Securitization Charges in accordance with Section 4.01(b) of the Servicing Agreement.

“Trust Estate” has the meaning set forth in the Series Supplement.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided.

“Trustee” means U.S. Bank Trust Company, National Association, a national banking association, as indenture trustee for the benefit of the Holders, or any other indenture trustee for the benefit of the Holders, under the Indenture.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underwriting Agreement” means the Underwriting Agreement, dated June 21, 2023, by and among the Issuer, CEI South, and the representatives of the several Underwriters named therein, as the same may be amended, supplemented or modified from time to time, with respect to the issuance of the Securitization Bonds.

B.	Rules of Construction. Unless the context otherwise requires:

(a) All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in this Agreement shall control.

(b) The term “including” means “including without limitation”, and other forms of the verb “include” have correlative meanings.

Appendix A-11

(c) All references to any Person shall include such Person’s permitted successors and assigns, and any reference to a Person in a particular capacity excludes such Person in other capacities.

(d) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(e) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Appendices and Exhibits in this Agreement are references to Articles, Sections, Appendices and Exhibits in or to this Agreement unless otherwise specified in this Agreement.

(f) The various captions (including the tables of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

(g) The definitions contained in this Appendix A apply equally to the singular and plural forms of such terms, and words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(h) Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in such agreement or document) and include any attachments thereto.

(i) References to any law, rule, regulation or order of a Governmental Authority shall include such law, rule, regulation or order as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(j) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(k) The word “or” is not exclusive.

(l) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(m) A term has the meaning assigned to it.

Appendix A-12